UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2018

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 31, 2018, Lydall, Inc. (the “Company”) completed the acquisition of Interface Performance Materials (“Interface” or the “Business”) for $265 million in cash, subject to certain customary post-closing adjustments (the “Acquisition”) from an affiliate of Wind Point Partners. The Acquisition was consummated pursuant to the terms of that certain Stock Purchase Agreement (the “Purchase Agreement”) dated August 9, 2018, by and among the Company (as “Buyer”); Susquehanna Capital Acquisition Co., the target holding company that held all of the assets and operations of the Business (the “Acquired Company”); and Vulcan Global, LLC, an affiliate of Wind Point Partners (the “Seller”) that held all of the issued and outstanding shares of capital stock of the Acquired Company.

Pursuant to the terms of the Purchase Agreement, the Company acquired all of the issued and outstanding shares of capital stock of the Acquired Company. Interface is headquartered in Lancaster, PA and supports its global sales with facilities in the U.S., Germany and India that manufacture wet-laid gasket and specialty materials primarily serving OEM and Tier I manufacturers in the Agriculture, Construction and Earthmoving Equipment, as well as Automotive and Industrial, sectors.

The Company used borrowings under its Second Amended and Restated Credit Agreement, as discussed below in Item 2.03 of this Current Report on Form 8-K, in addition to cash on hand to fund the Acquisition.

A copy of the Purchase Agreement was filed on August 14, 2018 as Exhibit 2.1 to that Current Report on Form 8-K, and is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

Amended and Restated Credit Agreement

On August 31, 2018, the Company, as borrower, amended and restated its $175 million senior secured revolving credit agreement (as amended, the “Second Amended Credit Agreement”) with Bank of America, N.A. (“Bank of America”). The Second Amended Credit Agreement with Bank of America, as Agent for the Lenders, increased the available borrowing from $175 million to $450 million, added three additional lenders and extended the maturity date from July 7, 2021 to August 31, 2023.

Under the terms of the Second Amended Credit Agreement, Bank of America and the other lenders (collectively, the “Lenders”) are providing up to a $450 million credit facility (the “Facility”) to the Company, under which the Lenders provided a term loan commitment of $200,000,000 and revolving loans and issue letters of credit to or for the benefit of the Company and its subsidiaries of up to $250,000,000. The Facility may be increased by an aggregate amount not to exceed $150 million through an accordion feature, subject to specified conditions.

Domestic subsidiaries of the Company, Lydall Thermal/Acoustical, Inc., Lydall Performance Materials, Inc., Lydall International, Inc., Lydall North America LLC and Southern Felt Company, Inc. (collectively, the “Lydall Guarantors”) have unconditionally guaranteed the Company’s payment and other obligations under and pursuant to the Second Amended Credit Agreement. Also, the Acquired Company and its two domestic subsidiaries (namely, Interface Performance Materials, Inc. and Interface Sealing Solutions, Inc.) acquired in the transaction disclosed in Item 2.01 of this Current Report on Form 8-K, became guarantors under and pursuant to the Second Amended Credit Facility (the “Additional Guarantors” and, collectively, with the Lydall Guarantors, the “Guarantors”). The Company’s obligations under the Second Amended Credit Agreement are secured by substantially all of the assets of the Company and the Guarantors.

The terms of the Second Amended Credit Agreement include the following:

1) A $450 million five-year credit facility consisting of a $200 million term commitment and a $250 million revolving commitment, including a $50 million sublimit for letters of credit and a $50 million sublimit for alternative currency borrowings.

2) Interest is charged on borrowings at the Company’s option of either: (i) Base Rate plus the Applicable Rate, or (ii) the Eurodollar Rate plus the Applicable Rate. The Base Rate is a fluctuating rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate as set by Bank of America, and (c) the Eurocurrency Rate plus 1.00%. The Eurocurrency Rate means (i) if denominated in LIBOR quoted currency, a fluctuating LIBOR per annum rate equal to the London Interbank Offered Rate; (ii) if denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate; or (iii) the rate per annum as designated with respect to such alternative currency at the time such alternative currency is approved by the Lenders. The Applicable Rate is determined based on the Company’s Consolidated Leverage Ratio (as defined in the Second Amended Credit Agreement). The Applicable Rate added to the Base Rate Committed Loans ranges from 0.00% to 1.25%, and the Applicable Rate added to Eurocurrency Rate Committed Loans and Letters of Credit ranges from 0.75% to 2.00%. The Company pays a quarterly fee ranging from 0.15% to 0.275% on the unused portion of the revolving commitment.

3) Repayment of the Term Loan: The Company is required to repay the term commitment in an amount of $2,500,000 per quarter beginning with the quarter ending December 31, 2018 through the quarter ending June 30, 2023.

4) Prepayment: The Company is permitted to prepay term and revolving borrowings in whole or in part at any time without premium or penalty, subject to certain minimum payment requirements, and the Company is generally permitted to irrevocably cancel unutilized portions of the revolving commitments under the Second Amended Credit Agreement.

5) Company Covenants: The Second Amended Credit Agreement contains covenants required of the Company and its subsidiaries, including various affirmative and negative financial and operational covenants. The Company is required to meet certain quarterly financial covenants calculated from the four fiscal quarters most recently ended, including: (i) a minimum consolidated fixed charge coverage ratio, which requires that at the end of each fiscal quarter the ratio of (a) consolidated EBITDA to (b) the sum of consolidated interest charges, redemptions, non-financed maintenance capital expenditures, restricted payments and taxes paid, each as defined in the Second Amended Credit Agreement, may not be lower than 1.25 to 1.0; and (ii) a consolidated net leverage ratio, which requires that at the end of each fiscal quarter the ratio of consolidated funded indebtedness minus consolidated domestic cash to consolidated EBITDA, as defined in the Second Amended Credit Agreement, may not be greater than 3.5 to 1.0.

6) Events of Default: The Facility may be accelerated upon the occurrence of an event of default under the Second Amended Credit Agreement, which includes customary events of default, including payment defaults, the inaccuracy of representations or warranties, the failure to comply with covenants, ERISA defaults, judgment defaults, and bankruptcy and insolvency defaults.

The foregoing description of the Second Amended Credit Agreement is qualified in its entirety by reference to the full text of the Second Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.2 and is hereby incorporated by reference.

Security Agreements

The Company and each of the Guarantors entered into separate Security Agreements (or, as the case may be, amended and restated existing Security Agreements) with Bank of America, as Agent for the Lenders (collectively, the “Security Agreements”) to secure the performance of all payment and other obligations of the Company and the Guarantors under the Second Amended Credit Agreement and the other loan documents related to the Second Amended Credit Agreement. Under the Security Agreements, the Company and each of the Guarantors have granted to the Agent a lien upon, first priority security interest in (subject to certain liens permitted by the Second Amended Credit Agreement), and pledge and assignment of, substantially all of the assets and property of the Company and each of the Guarantors, now owned or hereafter acquired, wherever located, other than real estate (collectively, the “Collateral”), subject to certain specific limitations.

The Collateral also includes: (i) all equity interests held by the Company and each Guarantor in their respective domestic subsidiaries; (ii) 65% of the equity interests held by the Company and each Guarantor in their respective first-tier foreign subsidiaries; and (iii) patents, patent rights and trademarks, service marks and trademark and service mark rights and copyrights owned by the Company and the Guarantors.

The Security Agreements terminate upon satisfaction in full of all payment and other obligations under the Second Amended Credit Agreement, the Guaranty and the other loan documents related to the Second Amended Credit Agreement.

The foregoing description of the Security Agreements is qualified in its entirety by reference to the full text of each Security Agreement, copies of which are filed herewith as Exhibits 10.3 through 10.11 and are hereby incorporated by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The Second Amended Credit Agreement contains a covenant that, among other things, restricts the Company’s ability to pay dividends or distributions or redeem or repurchase capital stock if the Company is in default, or an event of default shall have occurred, under the Credit Agreement. Information concerning the Company’s Second Amended Credit Agreement is set forth in Item 2.03 above, which information is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date the initial Current Report on Form 8-K reporting the Acquisition was required to be filed.

(b)	Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro-forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date the initial Current Report on Form 8-K reporting the Acquisition was required to be filed.

(d)	Exhibits.

The following exhibits are included with this report, as set forth below:

Exhibit	Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated August 9, 2018, by and among Lydall, Inc., Susquehanna Capital Acquisition Co. and Vulcan Global, LLC, an affiliate of Wind Point Partners, filed as Exhibit 2.1 to the Registrant’s Form 8-K dated August 14, 2018 and incorporated herein by reference. (The Company will supplementally furnish any omitted schedules to the Commission upon request.)
10.2	Second Amended and Restated Credit Agreement, dated August 31, 2018, by and among Lydall, Inc., as borrower, the Guarantors named therein, and Bank of America, N.A., as Agent for the Lenders. (The Company will supplementally furnish any omitted schedules to the Commission upon request.)
10.3	Second Amended and Restated Security Agreement, dated August 31, 2018 by and between Lydall, Inc., and Bank of America, N.A.
10.4	Second Amended and Restated Security Agreement, dated August 31, 2018 by and between Lydall Thermal/Acoustical, Inc., and Bank of America, N.A.
10.5	Second Amended and Restated Security Agreement, dated August 31, 2018 by and between Lydall Performance Materials, Inc. (formerly known as Lydall Filtration/Separation, Inc.), and Bank of America, N.A.
10.6	Second Amended and Restated Security Agreement, dated August 31, 2018 by and between Lydall International, Inc., and Bank of America, N.A.
10.7	Amended and Restated Security Agreement, dated August 31, 2018 by and between Lydall Southern Felt Company, Inc., and Bank of America, N.A.
10.8	Security Agreement, dated August 31, 2018, by and between Lydall North America LLC, and Bank of America, N.A.
10.9	Security Agreement, dated August 31, 2018, by and between Susquehanna Capital Acquisition Co., and Bank of America, N.A.
10.10	Security Agreement, dated August 31, 2018, by and between Interface Performance Materials, Inc., and Bank of America, N.A.
10.11	Security Agreement, dated August 31, 2018, by and between Interface Sealing Solutions, Inc., and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

September 7, 2018	By:	/s/ Chad A. McDaniel
Chad A. McDaniel Senior Vice President, General Counsel and Chief Administrative Officer